UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BLACKBOARD INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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SUPPLEMENT NO. 1 TO DEFINITIVE PROXY STATEMENT
This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by Blackboard Inc. (the “Company”) on August 5, 2011 (as supplemented, the “Definitive Proxy Statement”), which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.
The last sentence of the third paragraph under the heading “Summary Term Sheet — Litigation Related to the Merger” (on page 11) and the last sentence of the third paragraph under the heading “The Merger — Litigation Related to the Merger” (on page 60) is amended and restated in its entirety as follows:
On August 17, 2011, following a hearing on the plaintiffs’ pending motions, the Superior Court for the District of Columbia consolidated the Pogodzinski and Wachsler actions but denied the plaintiffs’ motion for expedited discovery in its entirety.